EXHIBIT 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Pan Pacific Retail Properties, Inc. (the “Company”) hereby certifies that:

(i) the accompanying quarterly report on Form 10-Q of the Company for the period ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 27, 2005	/s/ Stuart A. Tanz
Stuart A. Tanz
Chairman, Chief Executive Officer and President

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Pan Pacific Retail Properties, Inc. (the “Company”) hereby certifies that:

(i) the accompanying quarterly report on Form 10-Q of the Company for the period ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 27, 2005	/s/ Joseph B. Tyson
Joseph B. Tyson, CPA
Executive Vice President, Chief Financial Officer and Secretary